Exhibit 99.1

For More Information: www.bea.com

BEA Announces Stockholder Approval of Merger with Oracle Corporation

     SAN JOSE, Calif. – Apr. 4, 2008 – BEA Systems, Inc. (NASDAQ: BEAS), a world leader in enterprise infrastructure software, today announced that at a special meeting of stockholders held on April 4, 2008, its stockholders adopted the Agreement and Plan of Merger, dated January 16, 2008, among BEA, Oracle Corporation and Bronco Acquisition Corporation, pursuant to which BEA will become a wholly-owned subsidiary of Oracle. Approximately 99.9% of the shares of BEA common stock entitled to vote and present at the special meeting were voted to adopt the Agreement and Plan of Merger, constituting approximately 68.6% of the outstanding shares of BEA common stock.

     The transaction still requires regulatory clearance from the European Commission and is subject to other closing conditions. BEA and Oracle anticipate that the merger will close soon after receiving clearance from the European Commission. Unless the European Commission decides that an additional review period is necessary, BEA and Oracle currently expect to receive clearance of the transaction at the completion of the European Commission’s Phase I review period which ends on April 30, 2008.

About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software. Information about how BEA helps customers build a Liquid Enterprise™ that transforms their business can be found at bea.com.

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Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems, Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about BEA that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; and the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks are set forth in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA's Form 10-K for the year ended January 31, 2008 that was filed with the Securities and Exchange Commission on March 28, 2008. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Contact Information:

Investor Contact:
Kevin Faulkner
BEA Systems, Inc.
+1-408-570-8293
kevin.faulkner@bea.com

Media and Industry Analyst Contact:
Kevin Hayden
BEA Systems, Inc.
+1-408-570-8017
kevin.hayden@bea.com